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                                                                   Exhibit 10.27

                         MASTER LEASE AGREEMENT # (5/95)

This Master Lease Agreement dated and effective as of March 1, 1995 between Lottery Enterprises, Inc., a Nevada corporation, with its principal office at 9190 Activity Road, San Diego, CA 92111 (the "Lessors") and Solutioneering, Inc., 555 Republic Drive, Suite 101, PIano, TX 75074 (the "Lessee").

WHEREAS, Lessor agrees to lease to Lessee and Lessee agrees to hire from Lessor, up to 1,000 units of the Equipment described in each Schedule from time to time entered into pursuant to this Master Lease Agreement in accordance with the terms of this Master Lease Agreement.

The parties, therefore, agree as follows:

TERMS AND CONDITIONS 1. Definitions

      (a) Commencement Date shall mean the date on which Lessee's obligation to pay Lease Payments for leased Equipment covered by a Schedule begins and for all Equipment shall be the date upon which the Equipment is delivered to Lessee or its designee.

      (b) Equipment shall mean all of the personal property, including hardware and any software or licensed products, which is listed on any Schedule. Wherever possible, items of Equipment shall be identified on the Schedule by serial number, and, if no serial number is available, the Equipment shall be identified by the best available means, and Lessee shall take all steps necessary to prevent confusion of the Equipment covered by the Schedule with other equipment.

      (c) Equipment Acceptance shall mean the date of delivery to Lessee or its designees of conforming Equipment as indicated on the Certificate of Acceptance or as provided in section 5(b).

      (d) Initial Lease Term for each Schedule shall mean the period initially agreed between the parties to constitute the lease period and shall be three (3) years unless otherwise agreed by Lessor and Lessee.

      (e) Lease shall mean this Master Lease Agreement and the Schedule(s) between the parties. The Master Lease Agreement and each Schedule are intended to function in combination as a separate agreement for the lease of personal property.

      (f) Lease Term for each Schedule shall mean the period from the Commencement Date for the first item of Equipment on such schedule to the end of the Schedule and it shall include the Initial Lease Term and any Renewal Lease Term(s).

      (g) Manufacturer shall mean the entity which fabricates the Equipment or which, using its facilities, combines for sale or lease Equipment which is fabricated in whole or in part from equipment obtained from other sources.
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      (h) Master Lease Agreement shall mean this document, consisting of
Sections 1 to 19 the purpose of which is to provide the terms and conditions for all leases between the parties after the effective date referenced above.

      (i) Master Lease Agreement Acceptance shall mean the review at Lessor's principal office of the appropriateness of the Master Lease Agreement between the parties and determination by Lessor to accept the Master Lease Agreement by signature of an authorized agent of Lessor.

      (j) Renewal Lease Term shall mean any periods of lease subsequent to the Initial Lease Term which come about either by agreement of the parties or by operation of law.

      (k) Lease Payment shall mean the payment by Lessee to Lessor of money for the lease of the Equipment covered by the Schedule. Lessee's obligation to pay shall begin on the Commencement Date and terminate at the end of the Lease Term. Where the Schedule contains more than one item of Equipment, Lessee's obligation to pay on each item of Equipment shall begin on the Commencement Date for such Equipment.

      (l) Schedule shall mean the document, substantially as attached hereto as Exhibit A, executed by the parties, and specifying the Equipment, Lease Payments, Lessor's costs and other information. Each Schedule shall be executed by the parties and shall incorporate the terms and conditions of this Master Lease Agreement and any riders which the parties may agree to in writing and which are approved in accordance with the Master Lease Agreement. The purpose of the Schedule is to permit the parties, from time to time, to specify the Equipment Lease Payments, and other terms and conditions specific to a single transaction which is otherwise subject to the basic terms and conditions agreed to by the parties in this Master Lease Agreement. Conflicts between the provisions of this Master Lease Agreement and any Schedule shall be governed by the provisions of the Schedule. The term "Schedule' may be used hereafter in singular or plural.

      (m) Schedule Acceptance shall mean the review at Lessor's principal office of the appropriateness of the particular Schedule between the parties and determination by the Lessor to accept the Schedule by signature of its authorized representative.

      (n) Termination Date shall mean the date on which the Lease Term ends or, where there is an earlier termination, the date on which all of Lessee's obligations under the Schedule and Master Lease Agreement have been fully discharged. The Termination Date may not precede the date upon which all Equipment has been returned to Lessor in the condition required by the Lease.

      (o) Down Payment shall mean the sum of $500 per DCR-2000, $250 per DCR 1200, per unit received by Lessor before shipment of the Equipment will be authorized.

      (p) Certificate of Acceptance shall mean that document evidencing proof of delivery to Lessee.

2. Lease


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      Lessor agrees to lease to Lessee, and Lessee agrees to hire from Lessor, subject to the terms and conditions of this Master Lease Agreement, up to 1,000 units of the Equipment described in each Schedule from time to time entered into between the parties. Each Schedule hereunder shall constitute a separately assignable agreement between the parties, shall incorporate in full the terms and conditions of this Master Lease Agreement and shall not be binding against either party until Schedule Acceptance pursuant to this Master Lease Agreement. The Equipment leased under each Schedule shall at all times be and remain the sole and exclusive property of Lessor. Lessee shall have no right, title or interest therein or thereto except as expressly set forth in the Schedule and any riders thereto.

3. Term of Master Lease Agreement and Schedules

      (a) The term of this Master Lease Agreement shall commence on the Commencement Date set forth above and shall continue until the Termination Date. The Commencement Date for any item of Equipment leased under this Master Lease Agreement shall be before June 15, 1996.

      (b) The Initial Lease Term for each Schedule shall be as set forth thereon and shall be three (3) years unless otherwise agreed by Lessor and Lessee.

      (c) Lessee shall have the option to purchase the terminals at end of the initial Lease Term priced at DCR 2000: $300.00; DCR 1200: $150.00. Lessee's option to purchase shall be exercised by providing written notice and payment of the option price in full to Lessor at least thirty (30) days prior to the end of the Initial Lease Term or Renewal Lease Term then in effect. The terms of this Agreement will be null and void regarding any terminal purchased under this option. Each terminal purchased shall have its serial number removed from the list of terminals subject to this Agreement.

4. Lease payments; Non-Abatement; Late Payments.

      (a) Lessee acknowledges and agrees that its obligation to pay Lease Payments and other sums payable under each Schedule, and the rights of Lessor, shall be absolute and unconditional in all events, and shall not be subject to any abatement, reduction set-off, defense, counterclaim or recoupment due or alleged to be due by reason of any past, present or future claims Lessee may have against Lessor, the Manufacturer, or any person for any reason whatsoever.

      (b) On all amounts not properly paid by Lessee when due under each Schedule, interest shall accrue at the rate of one percent (1%) per month or portion thereof (or the maximum rate allowable by law, if less) from the due dates thereof until received by Lessor, and shall be payable to Lessor without demand.


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5. Selection; Inspection; Acceptance

      Lessee represents, acknowledges and agrees that:

      (a) The Equipment is of a size, design, capacity and manufacture selected by Lessee.

      (b) Within five (5) days of delivery of each item of Equipment, Lessee will provide Lessor with a Certificate of Acceptance in the form of Exhibit B hereto for such Equipment. Such Certificate of Acceptance shall confirm the delivery and operation of the Equipment and shall be sufficient to deem the Equipment accepted by Lessee as of the delivery date. In the event of dispute as to the date of delivery, the Bill of Lading shall be deemed controlling as to date. The Equipment shall be deemed accepted by Lessee as of the delivery date unless written notice of rejection of the Equipment for non conformance with this Lease or for being non operational is given to Lessor within five (5) days of the delivery date. Such notice of rejection shall specify the reasons therefor and Lessor shall have a reasonable opportunity to cure any defect.

6. Warranties: Quiet Enjoyment and Disclaimer

      (a) Lessor warrants that, as long as Lessee is not in default of any Schedule, Lessor will not interfere with Lessee's quiet use and enjoyment of the Equipment thereunder.

      (b) Lessor shall save and hold harmless Lessee from liability of any nature or kind arising out of a claim or suit for or on account of the use of any copyright, trademark or patent infringement on any item of Equipment furnished to Lessee. Lessor agrees to assume the defense of any and all such suits and pay the costs and expenses incidental thereto. Lessee may, at its option, provide additional legal counsel at its own expense.

      (c) With the exception of the warranties set forth above, LESSOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING WITHOUT LIMITATION: THOSE OF MERCHANTABILITY OR FITNESS FOR PURPOSE OR USE, OF CONDITION, PERFORMANCE, SUITABILITY OR DESIGN, OR CONFORMITY TO ANY LAW, RULE, REGULATION, AGREEMENT OR SPECIFICATION.

Equipment carries a manufacturers warranty of one year from date of delivery on electronic and mechanical parts.

7. Installation; Use; Repair and Maintenance

      (a) Lessee shall provide a place of installation, operating environment and facilities which conform to the requirements of the Manufacturer. Lessee will be responsible for all phone services to support the pre-paid calling cards, including but not limited to, line installation and all monthly charges and pertinent local, state and federal taxes, if any.


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      (b) Subject to the terms of the Lease, Lessee shall be entitled to unlimited use of the Equipment. Lessee shall not use or permit the use of the Equipment for any purpose which, according to the specifications of the Manufacturer, the Equipment is not designed .or reasonably suited. Lessee shall use the Equipment in a careful and proper manner and shall comply with all of the Manufacturer's instructions, governmental rules, regulations, requirements and laws, if any, with regard to the use, operation or maintenance of the Equipment.

      (c) Lessee shall, at its expense, be solely responsible for the installation, maintenance and repair of the Equipment. During the Lease Term, Lessee shall, at its expense, keep the Equipment in good repair, condition and working order, in accordance with specifications of the Manufacturer and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good mechanical and working order. Shipping point shall be FOB San Diego to specified location or locations, as specified by Lessee, within the continental United States. All costs of shipping and insurance shall be borne by Lessee.

      (d) Lessee and/or its designees shall install Equipment at designated retail sites according to the schedule of installations agreed to by the Lessor and Lessee.

      (e) Lessor shall provide one week of training to Lessee's and/or its designees' technical personnel at Lessor's training facility in San Diego, CA for $300.00 per person, food and lodging not included.

      (f) Lessee or its designee shall collect money from the Equipment on a regular basis (based upon individual retailer sales volume) to ensure bill collectors and coin acceptors, if applicable, do not reach maximum storage capacity thereby causing the Equipment to be unavailable for sales.

8. Ownership; Inspection, Relocation, Personal Property

      (a) The Equipment shall at all times be and remain the sole and exclusive property of Lessor. Lessee agrees to execute and deliver financing statements and any other such instruments as Lessor may believe to be reasonably necessary to grant to Lessor or its assigns a first priority security interest in, and to perfect such security interests in, any Lease, any amounts due thereunder, or the Equipment.

      (b) Lessor, its assigns or their agents shall be permitted free access at reasonable times to the Equipment, for the purpose of inspection or any other purpose contemplated by the Lease.

      (c) Lessor and Lessee intend and agree, and Lessee hereby covenants, that the Equipment shall at all times be and remain personal property and shall not be so affixed to realty as to become a fixture or otherwise to lose its identity as the separate property of Lessor.

9. Liens; Taxes


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      (a) Lessee shall at its expense keep the Equipment free and clear of all levies, liens, and encumbrances, except those in favor of Lessor or its assigns or which arise as a result of actions by Lessor or its assigns;

      (b) Lessee shall pay any sales tax, property tax, and other applicable taxes resulting from leasing of Equipment hereunder, other than income taxes of Lessor.

10. Risk of Loss

      (a) With regard to any item of Equipment, commencing upon delivery and continuing throughout the Lease Term, Lessee hereby assumes, and shall bear, the entire risk of loss with respect to any damage, destruction, loss, theft, or governmental taking, whether partial or complete. No loss or damage to the Equipment or any part thereof shall impair any obligation of Lessee under this Master Lease Agreement which shall continue in full force and effect.

      (b) If any item of Equipment is damaged, Lessee shall promptly notify Lessor and Lessee shall at its expense, within 10 days, or as soon as practicable of such damage, cause to be made such repairs as are necessary to return such item to its previous condition.

11. Insurance.

      Lessee at its expense shall obtain, prior to delivery of the Equipment, and maintain until termination of the Lease and return of the Equipment (i) fire and extended coverage insurance against loss, theft, damage, or destruction of the Equipment, in an amount not less than the replacement value of the Equipment as determined by the Manufacturer from time to time. Insurance provided pursuant to (i) above shall name Lessor as an insured and loss payee and its assignee(s) as an additional insured and loss payee. Each insurance policy shall comply with prudent industry practices and shall contain a clause requiring the insurer to give the insureds and additional insureds at least one months prior written notice of the cancellation or any alteration in the terms of such policy and shall state that all claims thereunder shall be payable to such parties irrespective of any breach of warranty or other act or omission of Lessor. No insurance shall be subject to any co-insurance clause. Each insurance policy shall be with an insurance carrier approved by Lessor and licensed to provide all such insurance in the state where the Equipment is located.. Lessee shall provide a Certificate(s) of Insurance as proof of compliance with this requirement and Lessor's obligation to deliver Equipment to Lessee shall be subject to Lessor's receipt of such Certificate of Insurance.

12. Surrender of Equipment.


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      (a) On the Termination Date, Lessee shall return the Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from the proper use thereof alone excepting, by delivering such Equipment at Lessee's cost and expense to Lessors facilities in San Diego, CA, or equivalent distance from equipment location unless the purchase option is exercised pursuant to 3(c)..

13. Representations and Warranties of Lessee.

      Lessee represents and warrants for the benefit of Lessor and its assigns, and will provide supporting documents to the effect that, as of the time of execution of the Master Lease and each Schedule:

      (a) Lessee is an entity as described on page 1 hereof and is organized and existing under and by virtue of the authorizing statue or constitutional provisions of its state of incorporation.

      (b) The Master Lease Agreement and each Schedule have been duly authorized, executed and delivered by Lessee and constitute a valid, legal and binding agreement of Lessee, enforceable in accordance with its terms, except as enforceability may be limited by state or federal statutes affecting the rights of creditors generally or application of equitable principles if equitable remedies are sought;

      (c) No approval, consent or withholding of objection is required from any federal or other governmental authority or instrumentality with respect to the entering into or performance by Lessee of this Master Lease Agreement or any Schedule;

      (d) The entering into and performance of the Master Lease Agreement or any Schedule will not violate any judgment, order, law or regulation applicable to Lessee, or result in any breach of, or constitute a default under, or result in the creation of, any lien, charge, security interest or other encumbrance upon any assets of Lessee or on the Equipment or pursuant to any instrument to which Lessee is a party or by which it or its assets may be bound

      (e) To the best of Lessee's knowledge and belief, there are no suits or proceedings pending or threatened in court or before any regulatory commission, arbitral tribunal, board or other administrative or governmental body against or affecting Lessee, which if determined adversely to Lessee will have a material adverse effect on the ability of Lessee to fulfill its obligations under the Master Lease Agreement or any Schedule.

      (f) The Equipment will be free and clear of all liens, encumbrances and security interests, except those in favor of Lessor or its assigns.

14. Default and Remedies.

      (a) The occurrence of any of the following events shall constitute an event of default ("Event of Default") under any Schedule: (i) The nonpayment by Lessee of Lease Payments or any other sum payable hereunder by the date on which it is


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due; (ii) The failure by Lessee to perform or observe any other term, covenant or condition of this Lease and/or the Schedule, which is not cured within ten
(10) days after written notice thereof from Lessor; (iii) Any affirmative act of insolvency by Lessee, or the filing by Lessee of any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (iv) The filing of any involuntary petition under any bankruptcy statute against Lessee which is not dismissed within sixty (60) days thereafter, or the appointment of any receiver or trustee to take possession of the properties of Lessee, unless such petition or appointment is set aside, withdrawn or ceases to be in effect within sixty
(60) days from the date of said filing or appointment; (v) The subjection of a substantial part of Lessee's property or any part of the Equipment to any levy, seizure, assignment or sale for or by any creditor or governmental agency; (vi) A change in circumstances, whether through Lessee's fault or otherwise, which renders untrue in any material respect any representation or warranty made by Lessee in the Schedule or in any document furnished by Lessee to Lessor in connection with the Schedule or with the acquisition or use of the Equipment, or if any covenant, warranty or representation of Lessee shall be untrue when given or made.

      (b) Upon the occurrence of an Event of Default by Lessee and at any time thereafter Lessor may, in its sole discretion, do any one or more of the following: (i) Proceed by appropriate court action to enforce the performance of the terms of the Schedule and/or recover damages; (ii) Upon notice to Lessee, take possession of the Equipment wherever located, or cause Lessee, and Lessee hereby agrees, to return such Equipment to Lessor in accordance with the requirements of Section 12 hereof; (iii) By notice to Lessee, declare immediately due and payable and recover from Lessee, as liquidated damages and not as a penalty, (a) all Lease payments and other amounts due and becoming due, due and payable; and (b) costs, fees, expenses and (c) interest on (a) from the date of default at 1% per month or portion thereof (or the highest rate allowable by law, if less) and, on (b) from the date Lessor incurs such fees, costs or expenses.

      (c) In the event of a dispute between the parties to the Agreement, the prevailing parties attorney's fees and any court costs shall be paid by the losing party.

15. Effect of Waiver; Substitute Performance by Lessor.

      (a) No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee shall impair any such right or remedy or be construed to be a waiver of any such breach or default, nor shall any waiver of any single breach or default be construed to waive or impair Lessor's rights and remedies with respect to any breach or default thereto for or thereafter occurring. Any waiver, permit, consent or approval on the part of Lessor of any breach or default under this Lease, or of any provision or condition hereof, must be in writing and shall be effective only to the extent such writing specifically sets forth.


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All remedies, either under this Lease, by law or otherwise afforded to Lessor, shall be cumulative and not alternative.

      (b) Lessee understands and agrees that each Schedule is a net lease, and as explicitly provided therein, Lessee shall be responsible for all costs and expenses as set out in the Schedule. Should Lessee fail to make any payment or do any act as herein provided, Lessor shall have the right, but not the obligation, and without releasing Lessee from any obligation hereunder to make or do the same, to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Lessor appears to affect the Equipment and in exercising any such rights, incur any liability and expend whatever amounts Lessor may in its absolute discretion deem necessary therefor.

16. Assignment by Lessor; Assignment or Sublease by Lessee.

      (a) Lessee understands and agrees that Lessor may, with Lessee's prior written consent which shall not be unreasonably withheld, (i) assign all or a portion of Lessor's right, title and interest in this Master Lease Agreement or any Schedule, (ii) grant a security interest in the right, title and interest of Lessor in the Master Lease Agreement, any Schedule and/or any Equipment; and/or
(iii) sell or transfer its title and interest as owner of any item of Equipment and/or as Lessor under any Schedule; and Lessee further understands and agrees that Lessor's assigns may each do the same (hereunder collectively `Assignment"). All such Assignments shall be subject to Lessee's rights under the assigned Schedule. Lessee hereby agrees to execute and deliver promptly upon notice thereof such acknowledgments, agreements, and other instruments as reasonably necessary to effect such Assignment. Upon any such Assignment, all references to Lessor under the Lease shall also include all such assigns, whether specific reference thereto is otherwise made herein.

      (b) Lessee shall not (i) assign, sublease, transfer, pledge or hypothecate the Master Lease Agreement, any Schedule, the Equipment, any part thereof, or any thereof, or any interest in the foregoing without the written consent of Lessor which shall not be unreasonably withheld or (ii) permit the Equipment or any part thereof to be used by anyone other than Lessee, its employees or customers except as contemplated by this Agreement.

17. Indemnity.

      Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, suits proceedings, costs, expenses, damages, and liabilities, including attorney's fees, arising out of, connected with, or resulting from, the Equipment, including, without limitation, the possession, use, operation, or return of the Equipment, except in the case of Lessor's negligence or willful misconduct or product liability of manufacturer.

18. Delivery of Related Documents.


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      For each Lease, Lessee will execute or provide, as required by Lessor, the following documents and information satisfactory to Lessor: (a) A certificate by Lessee confirming the accuracy and completeness of information contained in the Lease and related documents, disclosing to potential assignees material facts concerning the Lessee and the terms of the Lease; (b) financing statements; and
(c) Other documents as reasonably required by Lessor or otherwise specified herein.

19. Miscellaneous.

      (a) Notices. Any notice required or permitted to be given by the provisions of this Master Lease Agreement or any Schedule shall be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address first given above (or at such other address as such party shall specify to the other party in writing) or, if sent by certified mail, on the third business day after the day on which mailed, addressed to such party at such address.

      (b) Applicable Law and Disputes; Venue. Regarding all issues related to contract formation and contract performance and any issues which may arise in any dispute between .the parties, the Master Lease Agreement and each Schedule shall be governed by, and construed in accordance with, the laws of California. The parties specifically agree to submit to the jurisdiction of the courts in San Diego, California.

      (c) Counterparts. The single executed original of this Master Lease Agreement and each Schedule marked "Original" shall be the "Original" and all other counterparts hereof shall be marked and be a "Copy". To the extent, if any, that the Master Lease Agreement, a Schedule, or the two combined shall constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in the same may be created through the transfer or possession of any counterpart other than the "Original ". For these purposes the Original of any Schedule and rider(s) thereto, together with a copy of this Master Lease Agreement, shall serve as the original chattel paper for each Lease. Although this Master Lease Agreement and each Schedule may be for convenience dated "as of a certain date written thereon, the actual date or dates of execution thereof by the parties thereto (and of acceptance by Lessor) is or are, respectively, the date or dates set forth opposite the signatures thereon.

      (d) Financial Statements. Lessee shall promptly furnish, or cause to be furnished, to the Lessor or its assigns such financial statements respecting the condition operations of Lessee or respecting the Equipment as Lessor or its assigns may from time to time reasonably request.

      (e) Severability and Ambiguity. In the event any provision of the Master Lease Agreement or any Schedule shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the parties hereto agree that such provision shall be ineffective as to such instrument without invalidating the remaining provisions thereof. Lessee and Lessor hereby represent and agree that


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the language contained herein is to be construed as jointly proposed and accepted, and in the event of any subsequent determination of ambiguity all parties shall be treated as equally responsible therefor.

      (f) Successors. Except as expressly provided for herein, the Master Lease Agreement and each Schedule shall be binding upon and inure to the benefit of Lessee, Lessor, Lessee's and Lessor's assigns and their respective successors and assigns.

      (g) Headings. The section headings and titles used in the Master Lease Agreement or any Schedule are for convenience of reference only and shall not be construed in any way to define, limit or describe the scope or intent of any provisions or sections of the same.

      (h) Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between them with respect to the Equipment, other than as set forth in this Master Lease Agreement and in each Schedule and that this Master Lease Agreement and each Schedule contain the entire agreement between Lessor and Lessee. Neither this Master Lease Agreement nor any Schedule may be altered, modified, terminated, or discharged except by a writing signed by the party against whom enforcement of such action is sought.

      (i) Parties. The parties hereto represent to each other that they are entitles fully familiar with transactions of the kind reflected by this document, and are capable of understanding the terminology and meaning of its terms and conditions and of obtaining legal advice and analysis pertaining thereto. IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease Agreement to be executed by their duly authorized representatives as of the date first set forth above.

LESSOR:                                 LESSEE:

Lottery Enterprises, Inc.               Solutioneering


By: /s/ Brian P. Roberts                By: /s/ Shawn Lane
   --------------------------------        -------------------------------------
   Brian J. Roberts                        Shawn Lane
   Sr. VP Marketing                        President
   & Administration

DATE: 1/20/97                           DATE: 5/10/95
     ------------------------------          -----------------------------------

Per conversation with Shawn Lane and in the absence of an executed agreement by Marshall Geller.


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                                   EXHIBIT "A"

EQUIPMENT SCHEDULE NO. __ dated as of April 1, 1995 to Master Lease Agreement # dated as March 1, 1995 between the Lessee and Lessor below.

THIS EQUIPMENT SCHEDULE is entered into by and between the undersigned Lessee and Lessor pursuant to the Master Lease Agreement identified above. All terms and conditions of such Master Lease Agreement are incorporated herein and made a part of hereof, and unless otherwise specified herein, the terms used in this Equipment Schedule shall have the same meanings as used in the Master Lease Agreement. Conflicts between the provisions of the Master Lease Agreement and this Equipment Schedule are governed by the provisions hereof. Conflicts between the provisions of this Schedule and the Rider(s) specified below shall be governed by the provisions of such Rider(s).

By its signature hereon, Lessee represents it has read, understands and agrees to the Terms and Conditions of the Master Lease Agreement identified above, the provisions of this Schedule, and the provisions of the Rider(s) identified below.

IN WITNESS WHEREOF, Lessee and Lessor reaffirm all of the terms and conditions of the Master Lease Agreement, except as modified hereby, and cause this Equipment Schedule to be executed by their duly authorized representatives.

By LESSEE:                              By LESSOR:


/s/ Shawn K. Lane

Name: Shawn K. Lane                     Name:

Title: President                        Title:

Date: April 1, 1995                     Date:

1. Rent Commencement Date: April 1, 1995

2. Initial Lease Term. Three (3) years

3. Lease Payments

The period from and including the Commencement Date to and including the last day of March, 1998.

a. The Lease Payment indicated below shall be due on the first day of each month for the Lease Term;

(i) Lease payments for the Equipment shall be as follows:


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A down payment of $500.00 per DCR 2000; $250.00 per DCR 1200 per unit, payable with placement of purchase order, then, Monthly Lease Payment of $144 per month per unit for each DCR 2000; $71.00 per month per unit, plus options as stated below for each DCR 1200 for the term of this Agreement. Optional equipment on the DCR-1200 will be leased at a monthly rate of: Grabber-$10.50 and Pedestal-$6.95. The initial payment for each unit shall be due 30 (thirty) days from date of shipment to Lessee, thereafter payment is due as set forth in 3(a) above. LEI shall also receive 1.5% (one and one-half percent of the gross revenue after taxes generated by each DCR terminal for the term of this lease and any renewal terms. Lessee will further provide a monthly breakdown of sales figures for each item of Equipment for Lessor.

(ii) Other charges as defined above.

4. Location of Equipment.

      Various Locations through-out the continental United States (see attached Equipment Location and Description List). All Equipment will be secured by UCC-1's and the assignment of vending rights for each location where equipment is installed by Lessee or its designees and other security as specified in the Master Lease Agreement.

5. Equipment Description. Debit Card Retailer (DCR) terminals, specifically DCR 2000 DCR(TM) with Grabber and Datacom.
Manufacturer: Lottery Enterprises, Inc.
Certain number of DCR-1200 Debit Card Retailer terminals with Printer and Datacom. (see attached Equipment Location and Description List).

6. Execution.

This Equipment Schedule shall not be binding on Lessor until executed and delivered by Lessee and accepted by Lessor.


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

EQUIPMENT LOCATIONS AND DESCRIPTIONS FOR SCHEDULE # ___

          Qty     Model/Feature     Description      Equipment Location
          ---     -------------     -----------      ------------------
          6         DCR 2000                         Plano, Texas


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

                                   EXHIBIT B

                            Certificate of Acceptance

      Schedule No. ___ dated as of April 1, 1995 to Master Lease Agreement # dated as of March 1, 1995 (collectively the "Lease") between Lottery Enterprises, Inc. ("Lessor") and (the "Lessee")

      1. Items of Equipment. The Lessor hereby certifies that the items of Equipment set forth and described in the above mentioned Equipment Schedule have been delivered to the location indicated below, inspected, and found to be in good order as items of Leased Equipment under the Lease, all on the date of delivery set forth below:

Location of Items of Equipment: Plano, Texas

See Attached listing.

72011242, 72011243, 72011244, 72011245, 72011246, 72011247

Date of Delivery: April 1, 1995

LESSOR:


By: /s/ Shawn K. Lane

Name: Shawn K. Lane

Title: President


                                       15